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                                                                   EXHIBIT 23.8

                     [LETTERHEAD OF LAZARD FRERES & CO. LLC]

CONSENT OF LAZARD FRERES & CO. LLC

We hereby consent to (I) the use of our opinion letter dated February 18, 1998 to the Board of Trustees of Corporate Property Investors ("CPI"), included as Annex C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a substantially wholly owned subsidiary of CPI and Simon DeBartolo Group, Inc., and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category or persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Lazard Freres & Co. LLC

By: /s/ MATTHEW J. LUSTIG
   -------------------------
Matthew J. Lustig
Managing Director

June 29, 1998